UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 16, 2017

GREY CLOAK TECH INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-202542 (Commission File Number)	47-2594704 (I.R.S. Employer Identification No.)

10300 W. Charleston Las Vegas, NV 89135 (Address of principal executive offices) (zip code)

(702) 201-6450 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of Eqova Life Sciences and the Share Exchange Agreement

On October 17, 2017, Grey Cloak Tech Inc. (the “Company” also referred to herein as “us,” “we” and “our”), entered into a Share Exchange Agreement by and among the Company, Eqova Life Sciences, a Nevada corporation, Patrick Stiles, and Patrick Stiles in his capacity as the Selling Members’ Representative, whereby we issued and exchanged 1,100,000 shares of our Series A Convertible Preferred Stock for all of the outstanding securities of Eqova Life Sciences. Through this exchange of securities pursuant to the Exchange Agreement (the “Exchange”), Eqova Life Sciences is now our wholly-owned subsidiary. The shares of Series A Convertible Preferred Stock issued in this transaction are convertible into an aggregate number of shares that would equal 66% of our outstanding common stock after conversion. Each Share of our Series A Convertible Preferred Stock is convertible into 0.00006% of our outstanding common stock as of the date of conversion.

Per a Shareholders Agreement, dated October 17, 2017, by and among the Company, Fred Covely, William Bossung, Patrick Stiles and the Eqova Life Sciences Shareholders, only one-half of the shares issued in the Exchange to the Eqova Life Sciences Shareholders are fully vested. The other half will vest upon the earliest date of Eqova Life Sciences’ achievement of one of the following: (i) $100,000 of gross sales per month for three consecutive months, or (ii) $300,000 of gross sales in any calendar quarter. Any shares that remain unvested on October 17, 2019 will be repurchased by the Company at a price of $0.01 per share. We agreed not to issue any shares of Series A Convertible Preferred Stock without the consent of a majority of the Series A Convertible Preferred Stockholders.

The Share Exchange Agreement contains customary representations and warranties made by the Company and by Eqova Life Sciences. Eqova Life Sciences will indemnify us for losses resulting from its breach of the Share Exchange Agreement. The Share Exchange Agreement and the Shareholders Agreement also contain other certain terms and conditions which are common in such agreements, and reference is made herein to the text of those agreements which will be filed in our next Quarterly Report on Form 10-Q.

As part of the Exchange, we have brought on Eqova Life Sciences’ President and Director, Patrick Stiles, to serve as our President and Chief Executive Officer and as a Director on our Board of Directors.

A press release issued on October 23, 2017 announcing the acquisition of Eqova Life Sciences is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Stiles Employment Agreement

On October 17, 2017, we entered into an Employment Agreement with Patrick Stiles, President of Eqova Life Sciences. Pursuant to Mr. Stiles’ Employment Agreement, we have agreed to pay Mr. Stiles an annual base salary of $140,000, and he may receive employee stock options as determined by the Board of Directors. Mr. Stiles’ employment is “at will” and either party may terminate the agreement at any time.

If terminated without Cause or as a result of Constructive Termination, Mr. Stiles will receive severance equal to three months’ pay at his most recent Base Salary. If Mr. Stiles is terminated for Cause, Disability or death, or voluntarily resigns, he will not receive any severance, only unpaid salary as of the date of termination and vested benefits. The Employment Agreement includes non-compete and non-solicitation provisions that apply during the term of the Employment Agreement and for a period of one year after Mr. Stiles’ termination. Capitalized terms in this section not defined herein have the meaning given to such terms in the Employment Agreement.

Mr. Stiles’ Employment Agreement also requires that certain proprietary information of the Company be kept confidential. The Company will be the owner of certain intellectual property conceived or made by Mr. Stiles prior to termination of the Employment Agreement. Mr. Stiles’ Employment Agreement also contains other certain terms and conditions which are common in such agreements, and reference is made herein to the text of the Employment Agreement which will be filed in our next Quarterly Report on Form 10-Q.

Bossung Employment Agreement

On October 17, 2017, we entered into an Employment Agreement with William Bossung, our Chief Financial Officer. Pursuant to Mr. Bossung’s Employment Agreement, we have agreed to pay Mr. Bossung an annual base salary of $140,000, and he may receive employee stock options as determined by the Board of Directors. Mr. Bossung’s employment is “at will” and either party may terminate the agreement at any time.

If terminated without Cause or as a result of Constructive Termination, Mr. Bossung will receive severance equal to three months’ pay at his most recent Base Salary. If Mr. Bossung is terminated for Cause, Disability or death, or voluntarily resigns, he will not receive any severance, only unpaid salary as of the date of termination and vested benefits. The Employment Agreement includes non-compete and non-solicitation provisions that apply during the term of the Employment Agreement and for a period of one year after Mr. Bossung’s termination. Capitalized terms in this section not defined herein have the meaning given to such term in the Employment Agreement.

Mr. Bossung’s Employment Agreement also requires that certain proprietary information of the Company be kept confidential. The Company will be the owner of certain intellectual property conceived or made by Mr. Bossung prior to termination of the Employment Agreement. Mr. Bossung’s Employment Agreement also contains other certain terms and conditions which are common in such agreements, and reference is made herein to the text of the Employment Agreement which will be filed in our next Quarterly Report on Form 10-Q.

Section 3 – Securities and Trading Markets

Item 3.02	Unregistered Sale of Equity Securities.

The disclosure in Item 1.01 above regarding the issuance of securities in the Exchange is incorporated herein by reference.

On October 17, 2017, we issued a Convertible Promissory Note, in the amount of $30,000, and a Warrant to purchase 1,200,000 shares of our common stock, to Fred Covely to satisfy obligations owed to Mr. Covely by the Company. The Convertible Promissory Note has a maturity date of October 17, 2018 and is convertible into shares of our common stock at a conversion price equal to fifty percent (50%) of the average of the closing trading price for our common stock during the three trading day period ending on the last trading day prior to the conversion date. The warrants have an exercise price of $0.25 per share, may be exercised immediately and expire on October 17, 2020. The Convertible Promissory Note and Warrant also contain other certain terms and conditions which are common in such agreements, and reference is made herein to the text of these agreements which will be filed in our next Quarterly Report on Form 10-Q.

On October 17, 2017, we issued 41,403 and 146,330 shares of Series A Convertible Preferred Stock, restricted in accordance with Rule 144, to Fred Covely and William Bossung, respectively.

The shares of common and preferred stock issued pursuant to the Share Exchange Agreement and in the transactions listed above were offered and sold in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D. The investors have represented that each is an accredited investor, as defined in Regulation D, and has acquired the securities for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. The securities were not issued through any general solicitation or advertisement.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2017, Patrick Stiles, age 33, was appointed to our Board of Directors and as our Chief Executive Officer and President. Mr. Stiles has been the Chief Executive Officer and Co-Founder of Eqova Life Sciences since August 2017, overseeing product development, supply chain and technology. Eqova Life Sciences, located in Denver, Colorado, develops clinical grade Full Spectrum Hemp Oil products, sold exclusively via partnerships with licensed medical practitioners to use with their patients. Mr. Stiles has also served as the Chief Executive Officer of Vidalytics, LLC since August 2016, and he has overseen product development and marketing. Since September 2010, Mr. Stiles has been the Chief Executive Officer of Zen Life Supplements, LLC, focusing on product development, marketing, customer service and technology.

Mr. Stiles started his career in sales and finance and held insurance licenses in Colorado. He graduated Summa Cum Laude with a Bachelor’s in Finance and a minor in Business Management from Regis University in Denver, Colorado in December of 2010.

On October 17, 2017, Fred Covely was appointed as our Chief Technology Officer. Information with respect to Mr. Covely can be found in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 14, 2017, under the heading “Item 10 - Directors, Executive Officers and Corporate Governance,” and this disclosure with respect to Mr. Covely is incorporated herein by reference.

See Item 1.01, above, for a description of the terms of our employment agreement with Mr. Stiles, which description is incorporated herein by reference.

See Item 1.01, above, for a description of the terms of our employment agreement with Mr. Bossung, which description is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Exchange, our Board of Directors amended the terms of our preferred stock, Series A Convertible Preferred Stock, par value $0.001 per shares (the “Series A Preferred Stock”), and on October 16, 2017, we filed an Amended and Restated Certificate of Designation of the Rights, Preferences, Privileges and Restrictions of the Series A Convertible Preferred Stock (the “Amended Certificate”) with the Secretary of State of the State of Nevada. The Amended Certificate reduces the number of preferred shares designated as Series A Preferred Stock from 25,000,000 shares to 1,333,334 shares. The Amended Certificate also changes the conversion and voting rights of the Series A Preferred Stock. The Series A Preferred Stock is now convertible into the number of shares of our common stock equal to 0.00006% of our outstanding common stock upon conversion. The voting rights of the Series A Preferred Stock are now equal to the number of shares of common stock into which the Series A Preferred Stock may convert. The other material terms of the Amended Certificate remain the same as the original Certificate of Designation and are set forth below.

The holders of Series A Preferred Stock shall receive noncumulative dividends on an as-converted basis at the same time and in the same form as any dividends paid out on shares of our common stock. Other than as set forth in the previous sentence, the Amended Certificate provides that no other dividends shall be paid on Series A Preferred Stock. Dividends on the Series A Preferred Stock are not mandatory or cumulative. There are no sinking fund provisions applicable to the Series A Preferred Stock and the Series A Preferred Stock is not redeemable.

In the event of any liquidation, dissolution or winding up of the Company, the Series A Preferred Stock will be paid prior and in preference to any payment or distribution on any shares of common stock, or subsequent series of preferred stock, an amount per share equal to the Original Issue Price of the Series A Preferred Stock and the amount of any accrued or declared but unpaid dividends. The Original Issue Price is set at $0.50 per share for the Series A Preferred Stock. The holders of the Series A Preferred Stock will then receive distributions along with the holders of the common stock on a pari passu basis according to the number of shares of common stock the Series A Preferred holders would be entitled if they converted their shares of Series A Convertible Preferred Stock at the time of such distribution.

As long as any shares of Series A Preferred Stock remain outstanding, the Amended Certificate provides that the Company shall not, without the affirmative vote of holders of a majority of the then-outstanding Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Amended Certificate, (b) increase the number of authorized shares of Series A Preferred Stock or (c) effect a stock split or reverse stock split of the Series A Preferred Stock or any like event.

Each share of Series A Preferred Stock is convertible at any time at the holder's option into the number of fully paid and nonassessable shares of our common stock that is equal to 0.00006% of our outstanding common stock upon conversion. Each share is subject to adjustment for stock splits, stock dividends, distributions, subdivisions, capital reorganization, reclassification and combinations.

Each share of Series A Preferred Stock is entitled to the number of votes equal to the number of shares that the shareholder may receive upon conversion of all Series A Preferred Stock, for all matters to which the shareholders of the Company are entitled or required to vote. The holders of the Series A Preferred Stock are entitled to vote on all matters on which the holders of common stock are entitled to vote.

Without the approval of a majority of the holders of the outstanding Series A Preferred Stock, we may not (i) alter or change the rights, preferences, or privileges of the Series A Convertible Preferred Stock, (ii) increase or decrease the number of authorized shares of Series A Convertible Preferred Stock, or (iii) authorize the issuance of securities having a preference over or on par with the Series A Preferred Stock.

This foregoing description of the Amended Certificate does not purport to be complete and is qualified in its entirety by reference to the complete text of such certificate, a copy of which is filed herewith as Exhibit 3.1.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

3.1	Amended and Restated Certificate of Designation of the Series A Convertible Preferred Stock, dated October 16, 2017.
99.1	Press release of Grey Cloak Tech Inc., dated October 23, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grey Cloak Tech Inc.

Dated: October 23, 2017	/s/ William Bossung
By: William Bossung
Its: Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Designation of the Series A Convertible Preferred Stock, dated October 16, 2017.
99.1	Press release of Grey Cloak Tech Inc., dated October 23, 2017.